As filed with the Securities and Exchange Commission
                                on July 26, 1996
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       REGISTRATION STATEMENT ON FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               KRONOS INCORPORATED
               (Exact name of issuer as specified in its charter)

        Massachusetts                                     04-2640942
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

     400 Fifth Avenue, Waltham, Massachusetts                    02154
         (Address of Principal Executive Offices)             (Zip Code)


                           1992 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                  Paul A. Lacy
                               Kronos Incorporated
                                400 Fifth Avenue
                          Waltham, Massachusetts 02154
                     (Name and address of agent for service)

                                 (617) 890-3232
          (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE

                            Proposed   Proposed
Title of                    maximum    maximum
securities     Amount       offering   aggregate    Amount of
to be          to be        price      offering     registration
registered     registered   per share  price        fee

Common Stock,    412,500   $26.38 (1) $10,879,688(1) $3,752
$.01 par         shares
value
- -------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 24, 1996 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

                     Statement of Incorporation by Reference

         This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-49430, relating to the Registrant's 1992 Equity Incentive Plan and certain other plans of the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on the 26th day of July, 1996.


                                            KRONOS INCORPORATED



                                            By:/s/ Mark S. Ain
                                                   Mark S. Ain
                                                   President


         Each person whose signature appears below constitutes and appoints Mark
S. Ain, Paul A. Lacy and Sally Wallace, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Kronos Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title


/s/ Mark S. Ain             President, Chief Executive          )
Mark S. Ain                 Officer and Chairman of             )
                            the Board (principal                )
                            executive officer)                  )
                                                                )
/s/ Paul A. Lacy            Vice President,                     )
Paul A. Lacy                Finance and Administration          )
                            (principal financial                )
                            and accounting officer)             )July 26, 1996
                                                                )
/s/ D. Bradley McWilliams   Director                            )
D. Bradley McWilliams                                           )
                                                                )
/s/ Lawrence Portner        Director                            )
Lawrence Portner                                                )
                                                                )
/s/ Theodore G. Johnson     Director                            )
Theodore G. Johnson                                             )
                                                                )
/s/ David B. Kiser          Director                            )
David B. Kiser                                                  )
                                                                )
/s/ Donald S. Levy          Director                            )
Donald S. Levy                                                  )
                                                                )
/s/ Richard J. Dumler       Director                            )
Richard J. Dumler                                               )
                                                                )
/s/ Samuel Rubinovitz       Director                            )
Samuel Rubinovitz                                               )
                                                                )

                                  Exhibit Index




Exhibit
Number                 Description

   5                   Opinion of Hale and Dorr
  23.1                 Consent of Hale and Dorr (included in Exhibit 5)
  23.2                 Consent of Ernst & Young LLP